Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of The Glimpse Group, Inc. (the “Company”) of our report dated September 28, 2021, relating to the consolidated financial statements of the Company as of June 30, 2021 and 2020, and for the years then ended, included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021.

/s/ Hoberman & Lesser CPA’s, LLP

September 28, 2021

New York, New York